EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Scott Crist and Todd M. Binet, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  /s/E. SCOTT CRIST                    Chief Executive Officer (Principal      July 28, 1998
                    E. SCOTT CRIST                        Executive Officer and Director)

                                                                    Director                   July 28, 1998
                     MANUEL LANDA

                   /s/OSCAR GARCIA                                  Director                   July 28, 1998
                     OSCAR GARCIA

                   /s/RICARDO OREA                                  Director                   July 28, 1998
                     RICARDO OREA

                /s/DARREL O. KIRKLAND                               Director                   July 28, 1998
                  DARREL O. KIRKLAND

                                                                    Director                   July 28, 1998
                   ENRIQUE ORIHUELA

                   /s/TODD M. BINET                    Chief Financial Officer, Secretary,     July 28, 1998
                    TODD M. BINET                        Treasurer and Director (Principal
                                                         Financial and Accounting Officer)